UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 24, 2010

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road
Suite 120
Schaumburg, IL 60173 USA
(Address of Principal Executive Offices/Zip Code)

(224) 653-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)  On February 24, 2010, World Commerce Services LLC (“WCS”) and WLG (USA) LLC (“WLG (USA)”) (collectively,  the “Borrowers”) each a wholly-owned subsidiary of WLG Inc. (“WLG”),entered into a Loan and Security Agreement with NOVA Business Credit, a division of  NOVA Bank (“Lender”), pursuant to which Lender agreed to provide  a revolving loan facility (“Revolving Facility”) to the Borrowers.

Under the terms of the Revolving Facility, the Lender and the Borrowers have agreed as follows:

1.Lender shall provide a revolving loan facility to the Borrowers under which the Borrowers may borrow on a revolving basis a maximum of $3.0 million at any one time.

2.The Revolving Facility shall mature one year from the effective date of the Revolving Facility, which is February 24, 2010.

3.The amounts that may be borrowed under the Revolving Facility shall be limited to 80% and 70% of the eligible accounts receivable, as defined, of WCS and WLG (USA), respectively.

4.Borrowed amounts are secured by all of the accounts receivable of the Borrowers and all of their other assets.

5.Borrowers shall provide Lender financial reports and with other information upon request.

6.The Revolving Facility bears interest  equal to a base prime rate, plus 3%, but in no case, less than 9.5% per annum and shall be calculated on the basis of a 360 day year on the greater of $1.5 million or the principal amount outstanding under the Revolving Facility.  Interest is payable on the first day of each month commencing the first month after the closing date.

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7.If the Borrowers terminate the Revolving Facility at any time during its term, it shall pay a prepayment fee of 3%.

8.The Revolving Facility includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect, violation of covenants, bankruptcy and insolvency events, certain unsatisfied judgments and changes of control. If an event of default with respect to a Borrower occurs under the Revolving Facility, the maturity date of the Revolving Facility may be accelerated and a default interest rate shall apply which is five (5) percentage points higher than the interest rate set forth in the Revolving Facility and Lender may exercise other rights and remedies.

In connection with the Revolving Facility WLG entered into a Surety Agreement and an Agreement of Subordination and Standstill with the Lender.  Under the Surety Agreement, WLG has agreed to guarantee payment in full to the Lender at the maturity date of the Revolving Facility, or upon acceleration of the Revolving Facility.  Under the Subordination and Standstill Agreement with the Lender, WLG has agreed not to receive any payments from Borrowers in respect of any Subordinated Debt and shall subordinate its security interests in the assets of the Borrowers to the Lender.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 (a) is incorporated in this Item 2.03 by reference.

The foregoing descriptions of the Loan and Security Agreement, Surety Agreement and Subordination and Standstill Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which shall be filed as exhibits to WLG’s next periodic report.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: February 26, 2010	By:	/s/ Christopher Wood
Christopher Wood Chief Executive Officer